EXHIBIT 99

For Immediate Release

November 2, 2021

Cummins Reports Third Quarter 2021 Results

•Third quarter revenues of $6.0 billion; GAAP1 Net Income of $534 million.
•Third quarter EBITDA of 14.4 percent; Diluted EPS of $3.69.
•The company now expects its full year 2021 revenue to be up approximately 20.0 percent; compared to prior guidance of up 20.0 to 24.0 percent.
•The company is lowering its EBITDA guidance to be approximately 15.0 percent; compared to prior guidance of 15.5 to 16.0 percent.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the third quarter of 2021.

Third quarter revenues of $6.0 billion increased 17 percent from the same quarter in 2020. Sales in North America increased 13 percent while international revenues increased 22 percent driven by strong demand across all global markets outside of China compared to the same quarter in 2020.

“Demand remained strong in the third quarter as the global economy continued to improve, driving strong sales growth across most businesses and regions outside of China, which is moderating in line with expectations,” said Chairman and CEO Tom Linebarger. “Economic trends such as order activity, freight rates, and used equipment prices remain robust across a number of our key end markets which points to strong demand extending into 2022 and beyond. Cummins is well positioned to benefit as these markets gain momentum as we continue to see orders for our products outpace our competition. Despite this strong demand, supply chain constraints continue to impact our business as well as our customers’, resulting in rising material costs, elevated logistics expenses, and other manufacturing inefficiencies and capping revenue below our expectations three months ago.”

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter was $862 million (14.4 percent of sales), compared to $876 million (17.1 percent of sales) a year ago.

Net income attributable to Cummins in the third quarter was $534 million ($3.69 per diluted share) compared to $501 million ($3.36 per diluted share) in 2020. The tax rate in the third quarter was 19.9 percent including $11 million, or $0.08 per share, of favorable discrete items.

2021 Outlook:
Based on the current forecast, Cummins is lowering its full year 2021 revenue guidance to be up approximately 20 percent versus last year, compared to prior guidance of up 20 to 24 percent. EBITDA is now expected to be approximately 15.0 percent compared to previous guidance of 15.5 to 16.0 percent of sales due to the ongoing supply chain challenges in our industry. The Company expects to return over 75 percent of Operating Cash

Flow to shareholders in 2021 in the form of dividends and share repurchases.

Any expenses outside of the normal course of business associated with the evaluation of strategic alternatives for the Filtration business have been excluded from the outlook provided.

Third Quarter 2021 Highlights:

•Cummins announced that it will bring to market a 15-liter natural gas engine for heavy-duty trucks. The 15-liter natural gas engine is an important part of Cummins strategy for its path to zero emissions. The strategy focuses on new powertrains including advanced diesel, natural gas, hydrogen engines, hybrids, battery electric, and fuel cells along with an increased use of low carbon fuels and renewable electricity and related infrastructure. The expanding product lineup will help achieve Cummins’ PLANET 2050 environmental goals which include lowering emissions from newly sold products by 30% by 2030 and a goal of carbon neutrality by 2050, aligned with the Paris Climate Accord targets.

•The company announced it will launch a set of software features to integrate its powertrains with Automated Driving System (ADS) technologies. Cummins is a market leader in delivering powertrains that provide leading performance and fuel economy through the integration of hardware and software. With these new software features, Cummins will extend these core capabilities into the ADS space as well. Cummins is positioned to be a leader in ADS technology integration globally and is actively testing more than 100 vehicles in coordination with ADS technology companies to ensure seamless powertrain integration as ADS solutions enter commercial vehicle markets globally.

•Cummins received two awards, totaling nearly $7 million, from the US Department of Energy for continued work on enhancing the economic viability of fuel cell powertrain solutions for heavy-duty applications, including on-highway tractor-trailers and buses. The program will drive the scale and investment needed to allow for faster adoption of hydrogen fuel cell technologies.

•The company launched Cummins Water Works, a community focused initiative to address the global water crisis around the world by bringing fresh water to 20 million people who would otherwise not have access to it. The program will partner with leading water experts and the Water Resilience Coalition to invest in sustainable, large-scale, high-impact projects in water stressed regions.

•The company administered over 30,000 vaccine doses in India, continuing its commitment to the safety of employees, joint venture partners, and suppliers and their families during the COVID-19 pandemic.

•The company announced an increase in its quarterly dividend from $1.35 to $1.45 a share

Third quarter 2021 detail (all comparisons to same period in 2020):

Engine Segment

•Sales - $2.6 billion, up 22 percent
•Segment EBITDA - $391 million, or 15.2 percent of sales, compared to $382 million or 18.1 percent of sales
•On-highway revenues increased 22 percent driven by strong demand in the North American truck market and off-highway revenues increased 21 percent driven by strong demand in North American, Asian Pacific, and European construction markets
•Sales increased 23 percent in North America and 19 percent in international markets

Distribution Segment

•Sales - $2.0 billion, up 14 percent
•Segment EBITDA - $192 million, or 9.8 percent of sales, compared to $182 million or 10.6 percent of sales
•Revenues in North America increased 10 percent and international sales increased by 21 percent
•Demand increased across the power generation and engine markets in addition to parts and service compared to last year.

Components Segment

•Sales - $1.8 billion, up 16 percent
•Segment EBITDA - $253 million, or 14.1 percent of sales, compared to $261 million or 16.9 percent of sales
•Revenues in North America increased by 21 percent and international sales increased by 11 percent

Power Systems Segment

•Sales - $1.2 billion, up 19 percent
•Segment EBITDA - $134 million, or 11.5 percent of sales, compared to $101 million, or 10.3 percent of sales
•Power generation revenues increased by 10 percent driven by growth in recreational vehicle and datacenter markets while industrial revenues increased 33 percent due to stronger demand in mining markets

New Power Segment

•Sales - $23 million, up 28 percent
•Segment EBITDA loss - $58 million
•Revenues increased due to greater demand in transit and school bus markets in addition to the shipments of fuel cell systems to the rail market. Electrolyzer revenue decreased driven by timing of commissioning of projects.
•Costs associated with the development of fuel cells and electrolyzers as well as products to support battery electric vehicles ahead of widespread adoption are contributing to EBITDA losses

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 57,825 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $1.8 billion on sales of $19.8 billion in 2020. To learn more about Cummins visit cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; policy changes in international trade; any adverse effects of the U.S. government's COVID-19 vaccine mandates; the U.K.'s exit from the European Union; changes in taxation; global legal and ethical compliance costs and risks; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic; market slowdown due to the impacts from the COVID-19 pandemic, other public health crises, epidemics or pandemics; impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic; aligning our capacity and production with our demand, including impacts of COVID-19; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, particularly related to the COVID-19 pandemic, bankruptcy or change in control; a slowdown in infrastructure development and/or depressed commodity prices; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; the actions of, and income from, joint ventures and other investees that we do not directly control; product recalls; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; variability in material and commodity costs; product liability claims; our sales mix of products; protection and validity of our patent and other intellectual property rights; disruptions in global credit and financial markets as the result of the COVID-19 pandemic; labor relations or work stoppages; reliance on our executive leadership team and other key personnel; climate change and global warming; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; exposure to potential security breaches or other disruptions to our information technology systems and data security; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic; the price and availability of energy; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2020 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	October 3, 2021	September 27, 2020
NET SALES	$5,968	$5,118
Cost of sales	4,554	3,769
GROSS MARGIN	1,414	1,349
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	571	533
Research, development and engineering expenses	266	224
Equity, royalty and interest income from investees	94	98
Other operating expense, net	(5)	(20)
OPERATING INCOME	666	670
Interest expense	28	25
Other income, net	37	41
INCOME BEFORE INCOME TAXES	675	686
Income tax expense	134	182
CONSOLIDATED NET INCOME	541	504
Less: Net income attributable to noncontrolling interests	7	3
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$534	$501

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$3.72	$3.39
Diluted	$3.69	$3.36

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	143.5	147.9
Diluted	144.7	148.9

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Nine months ended
In millions, except per share amounts	October 3, 2021	September 27, 2020
NET SALES	$18,171	$13,981
Cost of sales	13,793	10,448
GROSS MARGIN	4,378	3,533
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,745	1,549
Research, development and engineering expenses	802	651
Equity, royalty and interest income from investees	397	342
Other operating expense, net	(17)	(35)
OPERATING INCOME	2,211	1,640
Interest expense	85	71
Other income, net	111	134
INCOME BEFORE INCOME TAXES	2,237	1,703
Income tax expense	473	402
CONSOLIDATED NET INCOME	1,764	1,301
Less: Net income attributable to noncontrolling interests	27	13
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,737	$1,288

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$11.96	$8.69
Diluted	$11.86	$8.65

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	145.2	148.3
Diluted	146.5	148.9

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	October 3, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$2,588	$3,401
Marketable securities	430	461
Total cash, cash equivalents and marketable securities	3,018	3,862
Accounts and notes receivable, net	4,152	3,820
Inventories	4,322	3,425
Prepaid expenses and other current assets	828	790
Total current assets	12,320	11,897
Long-term assets
Property, plant and equipment, net	4,185	4,255
Investments and advances related to equity method investees	1,543	1,441
Goodwill	1,289	1,293
Other intangible assets, net	921	963
Pension assets	1,100	1,042
Other assets	1,705	1,733
Total assets	$23,063	$22,624

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$3,210	$2,820
Loans payable	85	169
Commercial paper	200	323
Accrued compensation, benefits and retirement costs	626	484
Current portion of accrued product warranty	694	674
Current portion of deferred revenue	806	691
Other accrued expenses	1,185	1,112
Current maturities of long-term debt	55	62
Total current liabilities	6,861	6,335
Long-term liabilities
Long-term debt	3,602	3,610
Pensions and other postretirement benefits	623	630
Accrued product warranty	703	672
Deferred revenue	836	840
Other liabilities	1,435	1,548
Total liabilities	$14,060	$13,635

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.4 shares issued	$2,412	$2,404
Retained earnings	16,555	15,419
Treasury stock, at cost, 79.4 and 74.8 shares	(8,974)	(7,779)
Accumulated other comprehensive loss	(1,911)	(1,982)
Total Cummins Inc. shareholders’ equity	8,082	8,062
Noncontrolling interests	921	927
Total equity	$9,003	$8,989
Total liabilities and equity	$23,063	$22,624

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	October 3, 2021	September 27, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$541	$504
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	160	166
Deferred income taxes	27	4
Equity in income of investees, net of dividends	(36)	(12)
Pension and OPEB expense	21	27
Pension contributions and OPEB payments	(18)	(20)
Share-based compensation expense	7	10
Restructuring payments	—	(19)
Gain on corporate owned life insurance	(1)	(12)
Foreign currency remeasurement and transaction exposure	17	(5)
Changes in current assets and liabilities
Accounts and notes receivable	(22)	(123)
Inventories	(291)	174
Other current assets	(27)	(22)
Accounts payable	39	329
Accrued expenses	266	186
Changes in other liabilities	(25)	9
Other, net	(89)	27
Net cash provided by operating activities	569	1,223

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(150)	(116)
Investments in internal use software	(14)	(12)
Investments in and advances to equity investees	(7)	(13)
Investments in marketable securities—acquisitions	(207)	(137)
Investments in marketable securities—liquidations	221	154
Cash flows from derivatives not designated as hedges	7	7
Other, net	18	14
Net cash used in investing activities	(132)	(103)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	15	1,977
Net payments of commercial paper	—	(1,711)
Payments on borrowings and finance lease obligations	(24)	(16)
Net borrowings under short-term credit agreements	9	2
Distributions to noncontrolling interests	(15)	(13)
Dividend payments on common stock	(207)	(194)
Repurchases of common stock	(138)	—
Proceeds from issuing common stock	1	46
Other, net	2	13
Net cash (used in) provided by financing activities	(357)	104
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	27	(8)
Net increase in cash and cash equivalents	107	1,216
Cash and cash equivalents at beginning of period	2,481	1,751
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,588	$2,967

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
In millions	October 3, 2021	September 27, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,764	$1,301
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	497	499
Deferred income taxes	44	(7)
Equity in income of investees, net of dividends	(150)	(136)
Pension and OPEB expense	62	81
Pension contributions and OPEB payments	(86)	(102)
Share-based compensation expense	25	22
Restructuring payments	(1)	(100)
Loss (gain) on corporate owned life insurance	11	(50)
Foreign currency remeasurement and transaction exposure	27	(7)
Changes in current assets and liabilities
Accounts and notes receivable	(353)	47
Inventories	(919)	(50)
Other current assets	(45)	73
Accounts payable	416	109
Accrued expenses	435	(236)
Changes in other liabilities	(59)	208
Other, net	(144)	(72)
Net cash provided by operating activities	1,524	1,580

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(362)	(268)
Investments in internal use software	(36)	(33)
Proceeds from sale of land	20	—
Investments in and advances to equity investees	3	(30)
Investments in marketable securities—acquisitions	(569)	(422)
Investments in marketable securities—liquidations	602	408
Cash flows from derivatives not designated as hedges	19	(15)
Other, net	45	23
Net cash used in investing activities	(278)	(337)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	35	1,999
Net payments of commercial paper	(123)	(344)
Payments on borrowings and finance lease obligations	(57)	(41)
Net (payments) borrowings under short-term credit agreements	(93)	6
Distributions to noncontrolling interests	(28)	(26)
Dividend payments on common stock	(601)	(582)
Repurchases of common stock	(1,228)	(550)
Proceeds from issuing common stock	27	78
Other, net	(11)	24
Net cash (used in) provided by financing activities	(2,079)	564
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	20	31
Net (decrease) increase in cash and cash equivalents	(813)	1,838
Cash and cash equivalents at beginning of year	3,401	1,129
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,588	$2,967

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended October 3, 2021
External sales	$1,961	$1,952	$1,347	$688	$20	$5,968	$—	$5,968
Intersegment sales	617	7	446	476	3	1,549	(1,549)	—
Total sales	2,578	1,959	1,793	1,164	23	7,517	(1,549)	5,968
Research, development and engineering expenses	97	10	78	55	26	266	—	266
Equity, royalty and interest income (loss) from investees	61	15	10	11	(3)	94	—	94
Interest income	3	2	1	1	—	7	—	7
EBITDA (2)	391	192	253	134	(58)	912	(50)	862
Depreciation and amortization (3)	53	28	44	29	5	159	—	159

EBITDA as a percentage of segment sales	15.2%	9.8%	14.1%	11.5%	NM	12.1%		14.4%

Three months ended September 27, 2020
External sales	$1,617	$1,715	$1,201	$567	$18	$5,118	$—	$5,118
Intersegment sales	495	6	340	414	—	1,255	(1,255)	—
Total sales	2,112	1,721	1,541	981	18	6,373	(1,255)	5,118
Research, development and engineering expenses	72	9	64	53	26	224	—	224
Equity, royalty and interest income (loss) from investees	74	13	13	—	(2)	98	—	98
Interest income	1	1	1	1	—	4	—	4
EBITDA (2)	382	182	261	101	(40)	886	(10)	876
Depreciation and amortization (3)	51	30	47	32	5	165	—	165

EBITDA as a percentage of segment sales	18.1%	10.6%	16.9%	10.3%	NM	13.9%		17.1%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended October 3, 2021 and September 27, 2020.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Nine months ended October 3, 2021
External sales	$5,776	$5,692	$4,627	$1,999	$77	$18,171	$—	$18,171
Intersegment sales	1,752	22	1,312	1,330	5	4,421	(4,421)	—
Total sales	7,528	5,714	5,939	3,329	82	22,592	(4,421)	18,171
Research, development and engineering expenses	288	35	232	172	75	802	—	802
Equity, royalty and interest income (loss) from investees	278	47	41	32	(1)	397	—	397
Interest income	7	5	3	3	—	18	—	18
EBITDA (2)	1,147	553	975	399	(169)	2,905	(89)	2,816
Depreciation and amortization (3)	154	88	138	97	17	494	—	494

EBITDA as a percentage of total sales	15.2%	9.7%	16.4%	12.0%	NM	12.9%		15.5%

Nine months ended September 27, 2020
External sales	$4,133	$5,123	$3,192	$1,495	$38	$13,981	$—	$13,981
Intersegment sales	1,560	17	1,001	1,147	—	3,725	(3,725)	—
Total sales	5,693	5,140	4,193	2,642	38	17,706	(3,725)	13,981
Research, development and engineering expenses	217	20	187	148	79	651	—	651
Equity, royalty and interest income (loss) from investees	236	45	46	18	(3)	342	—	342
Interest income	6	3	3	3	—	15	—	15
EBITDA (2)	897	500	681	269	(121)	2,226	45	2,271
Depreciation and amortization (3)	155	91	142	96	13	497	—	497

EBITDA as a percentage of total sales	15.8%	9.7%	16.2%	10.2%	NM	12.6%		16.2%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the nine months ended October 3, 2021 and September 27, 2020.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $3 million and $2 million for the nine months ended October 3, 2021 and September 27, 2020, respectively. A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended		Nine months ended
In millions	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
EBITDA	$862	$876	$2,816	$2,271

EBITDA as a percentage of net sales	14.4%	17.1%	15.5%	16.2%

Less:
Interest expense	28	25	85	71
Depreciation and amortization	159	165	494	497
INCOME BEFORE INCOME TAXES	675	686	2,237	1,703
Less: Income tax expense	134	182	473	402
CONSOLIDATED NET INCOME	541	504	1,764	1,301
Less: Net income attributable to noncontrolling interests	7	3	27	13
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$534	$501	$1,737	$1,288

Net income attributable to Cummins Inc. as a percentage of net sales	8.9%	9.8%	9.6%	9.2%

We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Above is a reconciliation of EBITDA to “Net income attributable to Cummins Inc.” for each of the applicable periods.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended			Nine months ended
In millions	October 3, 2021	September 27, 2020		October 3, 2021	September 27, 2020
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$23	$30		$108	$81
Dongfeng Cummins Engine Company, Ltd.	11	20		63	54
Chongqing Cummins Engine Company, Ltd.	8	7		28	27
All other manufacturers	27	22	(1)	117	100	(1)(2)
Distribution entities
Komatsu Cummins Chile, Ltda.	8	6		23	23
All other distributors	2	1		6	1
Cummins share of net income	79	86		345	286
Royalty and interest income	15	12		52	56
Equity, royalty and interest income from investees	$94	$98		$397	$342

(1) Includes impairment charges of $10 million and $13 million for the three and nine months ended September 27, 2020, respectively, for a joint venture in the Power Systems segment.
(2) Includes $37 million in favorable adjustments related to tax changes within India's 2020-2021 Union Budget of India (India Tax Law Changes) passed in March 2020.

INCOME TAXES
Our effective tax rate for 2021 is expected to approximate 21.5 percent, excluding any discrete items that may arise.
Our effective tax rates for the three and nine months ended October 3, 2021, were 19.9 percent and 21.1 percent, respectively.
The three months ended October 3, 2021, contained favorable discrete items of $11 million, or $0.08 per share, primarily due to a $16 million favorable release of tax reserves associated with the settlement of tax positions, partially offset by $5 million of unfavorable return to provision adjustments.
The nine months ended October 3, 2021, contained favorable discrete items of $8 million, or $0.05 per share, primarily due to an $18 million favorable release of tax reserves associated with the settlement of tax positions, partially offset by $10 million of unfavorable statutory changes in tax rates, mostly in the U.K.

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$827	$839	$861	$—	$2,527
Medium-duty truck and bus	674	688	713	—	2,075
Light-duty automotive	481	484	515	—	1,480
Off-highway	477	480	489	—	1,446
Total sales	$2,459	$2,491	$2,578	$—	$7,528

2020
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$750	$415	$694	$789	$2,648
Medium-duty truck and bus	618	391	492	565	2,066
Light-duty automotive	353	180	522	492	1,547
Off-highway	437	437	404	483	1,761
Total sales	$2,158	$1,423	$2,112	$2,329	$8,022

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2021
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	30,700	29,400	29,200	—	89,300
Medium-duty	73,100	67,500	65,200	—	205,800
Light-duty	68,500	68,100	73,900	—	210,500
Total units	172,300	165,000	168,300	—	505,600

2020
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	25,800	15,900	23,300	27,500	92,500
Medium-duty	61,200	44,900	50,100	64,700	220,900
Light-duty	49,400	29,800	67,200	69,400	215,800
Total units	136,400	90,600	140,600	161,600	529,200

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$757	$765	$800	$—	$2,322
Power generation	418	454	438	—	1,310
Engines	334	351	377	—	1,062
Service	326	350	344	—	1,020
Total sales	$1,835	$1,920	$1,959	$—	$5,714

2020
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$787	$654	$722	$768	$2,931
Power generation	376	377	416	523	1,692
Engines	323	277	279	371	1,250
Service	328	297	304	334	1,263
Total sales	$1,814	$1,605	$1,721	$1,996	$7,136

Component Segment Sales by Business
Sales for our Components segment by business were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$1,035	$882	$793	$—	$2,710
Filtration	372	374	354	—	1,100
Turbo technologies	367	351	325	—	1,043
Electronics and fuel systems	263	241	210	—	714
Automated transmissions	115	146	111	—	372
Total sales	$2,152	$1,994	$1,793	$—	$5,939

2020
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$664	$472	$665	$831	$2,632
Filtration	312	255	314	351	1,232
Turbo technologies	270	216	281	331	1,098
Electronics and fuel systems	174	164	187	229	754
Automated transmissions	82	43	94	89	308
Total sales	$1,502	$1,150	$1,541	$1,831	$6,024

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$611	$655	$664	$—	$1,930
Industrial	324	399	412	—	1,135
Generator technologies	87	89	88	—	264
Total sales	$1,022	$1,143	$1,164	$—	$3,329

2020
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$519	$424	$601	$623	$2,167
Industrial	296	291	309	292	1,188
Generator technologies	69	62	71	74	276
Total sales	$884	$777	$981	$989	$3,631

High-horsepower unit shipments by engine classification were as follows:

2021
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	1,800	2,500	—	6,400
Industrial	1,000	1,200	1,900	—	4,100
Total units	3,100	3,000	4,400	—	10,500

2020
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,800	1,000	2,300	2,600	7,700
Industrial	1,000	1,000	1,200	1,100	4,300
Total units	2,800	2,000	3,500	3,700	12,000